INDEMNIFICATION AGREEMENT


      AGREEMENT made this 12th day of June, 1996, between Edison Brothers Stores, Inc., a Delaware corporation, with offices at 501 North Broadway, St. Louis, Missouri 63102 (the Corporation ) and _________________, presently residing at ______________________, ( Indemnitee ).

      WHEREAS, Indemnitee is a member of the Board of Directors of the Corporation and in such capacity is performing a valuable service for the Corporation; and

      WHEREAS, it appears that lawsuits against directors of publicly-held corporations questioning their decisions and actions have increased in number in recent years; and

      WHEREAS, the judgments sought by plaintiffs in such cases are often very large, exposing directors to financial risks far out of proportion to the amount of compensation (if any) received by them for their services as directors; and

      WHEREAS, regardless of whether a case is meritorious, the costs of defending it can be substantial; and

      WHEREAS, as a result of the above factors, competent and experienced persons are becoming more reluctant to serve as directors of a corporation unless they are protected by indemnification; and

      WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, under which the Corporation is organized, empowers a corporation, with certain limitations, to indemnify a director against such claims and to advance to such director the expenses of defending such actions brought against him, and further provides that the indemnification and advancement of expenses provided by or granted pursuant to said Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote
of stockholders or disinterested directors or otherwise;   and

      WHEREAS, the Corporation desires to have Indemnitee serve as a member of its Board of Directors and as a director, officer, employee or agent of this or any other corporation, partnership, joint venture, trust or other enterprise of which he has been or is serving or may in the future serve at the request of the Corporation, free from undue concern as to the possible effect of claims for damages by reason of his decisions or actions in such capacity; and to that end, and to thereby induce Indemnitee to serve as aforesaid, the Corporation has determined that it is in its best interests to enter into this Agreement;

      NOW, THEREFORE, in consideration of Indemnitee's service to the Corporation as a member of its Board of Directors and in any of the other capacities aforementioned after the date hereof, the parties hereto agree as follows:

      Section 1. Statutory Indemnification. If Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the Corporation, or, while a director of the Corporation, is or was serving as an officer of the Corporation or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Corporation shall indemnify and hold harmless Indemnitee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding to the fullest extent authorized or permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification adopted after the date hereof.

       Section 2. Additional Indemnification. Subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee against any and all expenses (including attorneys' fees), judgments, penalties (including ERISA excise taxes), fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding (including without limitation expenses incurred in the investigation, defense, settlement or appeal thereof), whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee was or is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director of the Corporation or, while a director of the Corporation, is or was serving as an officer of the Corporation or at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (hereinafter collectively referred to as an affiliated enterprise ) (including without limitation the Edison Brothers Stock Ownership Plan, the Edison Brothers Stores, Inc. 1975 Stock Bonus Plan, the Edison Brothers Stores, Inc. 1982 Incentive Stock Option Plan, the Edison Brothers Stores, Inc. 1986 Stock Option Plan, the Edison Brothers Stores Pension Plan and any other employee benefit plan or similar plan of or sponsored by the Corporation or any of its subsidiaries now or hereafter in effect), or by reason of any action alleged to have been taken or omitted by Indemnitee in any such capacity.

      Section  3.   Limitations on Additional Indemnification.   Indemnitee
shall have no right to indemnification under Section 2 hereof:

     (a) on account of any action, suit or proceeding in respect to remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law;

     (b) on account of any action, suit or proceeding in which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute;

     (c) on account of any action, suit or proceeding in which it is determined by final judgment or other final adjudication that Indemnitee defrauded the Corporation or an affiliated enterprise or converted to his personal use or benefit business or properties of the Corporation or an affiliated enterprise or improperly used for his personal benefit confidential information regarding the business or plans of the Corporation or an affiliated enterprise or was otherwise knowingly dishonest;

     (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

      Section  4.   Notification  and Defense of  Claim.   As  promptly  as
practicable after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding against him, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this agreement, notify the Corporation of the commencement thereof. Except as otherwise provided below, following its receipt of such notice the Corporation may (but shall not be obligated to) assume the defense of such action, suit or proceeding, with counsel satisfactory to Indemnitee. After written notice from the Corporation to Indemnitee of the Corporation's election so to assume the defense of such action, suit or proceeding, the Corporation will not be liable to Indemnitee under this agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except as provided below. Indemnitee shall have the right to employ his own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by Indemnitee has been authorized by the Corporation, (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (c) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (b) above. In the event the Corporation assumes the defense of any such action, suit or proceeding pursuant to this
Section 4, the Corporation shall not settle such action, suit or proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld.

      Section 5. Advancement of Expenses. The Corporation shall, upon Indemnitee's request, pay the costs and expenses incurred by Indemnitee in connection with any action, suit or proceeding described in Section 1 and/or Section 2 of this Agreement in advance of the final disposition of such action, suit or proceeding, with the understanding and agreement hereby made and entered into by Indemnitee and the Corporation that in the event it shall ultimately be determined that Indemnitee was not entitled to be indemnified for such expenses under the terms of this Agreement, that Indemnitee shall repay to the Corporation all amounts so paid or advanced in such manner and on such terms as the Board of Directors of the Corporation shall direct. Indemnitee further agrees that if the Corporation assumes the defense of any action, suit or proceeding against Indemnitee pursuant to Section 4 hereof, Indemnitee will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending such action, suit or proceeding in the event and to the extent that it shall ultimately be determined that Indemnitee was not entitled to be indemnified by the Corporation for such expenses under the terms of this Agreement. Any determination required to be made under the provisions of this Section 5 shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority vote of the stockholders of the Corporation.

       Section 6. Procedure for Indemnification; Enforcement. Any indemnification under Sections 1 or 2 or advance of costs and expenses under Section 5 of this Agreement shall be made promptly upon the written request of Indemnitee. If the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty days following the Corporation's receipt of the request, Indemnitee may bring suit against the Corporation in any court of competent jurisdiction to enforce his rights thereto, and, if such suit is successful in whole or in part, the Corporation shall also pay to Indemnitee the fees and expenses incurred by Indemnitee in prosecuting such claim. It shall be a defense to any action seeking to enforce a right to indemnification under Section 1 of this Agreement that the Indemnitee has not met the standards of conduct which make it permissible under the Delaware General Corporation Law to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

      Section 7. Other Rights and Remedies. The rights to indemnification and advance payment of expenses conferred on Indemnitee by this Agreement shall not be deemed exclusive of any other rights which Indemnitee may now or hereafter have under any provision of law, the Certificate of Incorporation or By-laws of the Corporation, any other agreement, vote of stockholders or disinterested directors or otherwise.

     Section 8. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason whatsoever, the validity and enforceability of the remaining portions of this Agreement shall not in any way be affected or impaired thereby, and the Corporation shall continue to indemnify Indemnitee to the full extent permitted by any portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

      Section 9. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed by certified or registered mail, postage prepaid, addressed to the party to whom directed at the address indicated above or to such other address as may have been furnished by such party by notice to the other party.

      Section 10. Continuation of Indemnity; Binding Effect. The parties' respective rights and obligations contained herein shall continue after Indemnitee has ceased to be a director of the Corporation or to occupy any of the other positions referred to in Section 2 hereof. This Agreement shall be binding upon and inure to the benefit of Indemnitee and the Corporation and their respective heirs, executors, administrators, successors and assigns.

      Section 11. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      Section 12. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              EDISON BROTHERS STORES, INC.



                              By_/S/_______________________________
                                   Alan D. Miller


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                                [Name]